UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2019

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 W. Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2019, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”), approved a new form of indemnification agreement (the “Indemnification Agreement”) between the Company and individuals who may serve from time to time as directors or officers of the Company. The Indemnification Agreement replaces the Company’s existing form of indemnification agreement and will take effect January 2, 2019 for the Company’s current directors and officers. Under the Indemnification Agreement, the Company agrees to indemnify directors and officers against liability arising out of the performance of their duties to the Company and to other entities where they provide services at the request of the Company. The Indemnification Agreement requires indemnification to the fullest extent authorized or permitted by law, including the Delaware General Corporation Law, for amounts that directors and officers become legally obligated to pay in connection with a range of legal proceedings, including attorneys’ fees, on the terms and conditions set forth in the Indemnification Agreement. The Indemnification Agreement also requires the advancement of defense expenses, on the terms and conditions set forth therein. Further, the Indemnification Agreement provides procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement and Resignation of Officers

Effective January 1, 2019, E. Joseph Wright retired from his position as Chief Operating Officer of the Company and, effective January 5, 2019, will retire from the Company.

Effective January 1, 2019 and in connection with the other officer changes described below, Jack F. Harper discontinued serving as the Company’s Chief Financial Officer but will continue serving as the Company’s President, and Brenda R. Schroer discontinued serving as the Company’s Chief Accounting Officer but will continue serving as the Company’s Treasurer and as a Senior Vice President of the Company.

Effective January 1, 2019, J. Steve Guthrie retired from his position as Senior Vice President of Business Operations and Engineering of the Company, though Mr. Guthrie is expected to continue to serve as a Special Advisor of the Company through January 5, 2020.

(c) Appointment of Officers

On January 1, 2019, the Board made certain changes regarding the appointed officers of the Company, among other things.

The Board appointed C. William Giraud Chief Operating Officer of the Company to serve until his successor is chosen and qualified or until his resignation, retirement, disqualification or removal from office. Mr. Giraud will continue to serve as an Executive Vice President of the Company.

Mr. Giraud has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Giraud and any other persons pursuant to which Mr. Giraud was appointed as Executive Vice President and Chief Operating Officer. For additional information about Mr. Giraud, including biographical information and information regarding related party transactions, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2018 (File No. 001-33615), which information is incorporated herein by reference.

The Board appointed Brenda R. Schroer Chief Financial Officer of the Company to serve until her successor is chosen and qualified or until her resignation, retirement, disqualification or removal from office. Ms. Schroer will continue to serve as the Company’s Treasurer and as a Senior Vice President of the Company.

Ms. Schroer has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Ms. Schroer and any other persons pursuant to which Ms. Schroer was appointed as Senior Vice President, Chief Financial Officer and Treasurer. For additional information about Ms. Schroer, including biographical information and information regarding related party transactions, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2018 (File No. 001-33615), which information is incorporated herein by reference.

The Board appointed Jacob Gobar, age 38, Vice President and Chief Accounting Officer of the Company to serve until his successor is chosen and qualified or until his resignation, retirement, disqualification or removal from office.

Mr. Gobar has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Gobar and any other persons pursuant to which Mr. Gobar was appointed as Vice President and Chief Accounting Officer. Mr. Gobar has served as the Controller – Financial Accounting of the Company since October 2018. Mr. Gobar was also the Director of Accounting and Special Projects from December 2016 to September 2018. Before joining the Company, Mr. Gobar was employed by Memorial Resource Development Corp. as Controller from November 2014 until its merger with Range Resources Corporation in September 2016. Prior to that, Mr. Gobar served as Corporate Controller of VAALCO Energy, Inc. from December 2013 to November 2014. Mr. Gobar started his career in the Assurance practice of PricewaterhouseCoopers. Mr. Gobar holds a Bachelor of Business Administration Degree in Accounting and a Masters of Accountancy from Texas State University, and he is a licensed certified public accountant in the State of Texas.

(e) Compensatory Plans and Agreements

On January 2, 2019, the Compensation Committee of the Board (the “Compensation Committee”) granted performance units (the “Performance Units”) and restricted stock to officers of the Company, among other things. The Performance Units and restricted stock grants were made under the Company’s 2015 Stock Incentive Plan, which was approved by the Company’s stockholders in June 2015. In addition, the Compensation Committee also granted special succession equity awards to Messrs. Harper and Giraud. Further, effective January 1, 2019, the Company adopted an Executive Severance Plan and entered into a participation agreement thereunder with each of the Company’s officers (other than Mr. Wright and Mr. Guthrie). Also, on January 1, 2019, the Company entered into a new Employment Agreement with Mr. Guthrie.

Performance Unit Awards

The Performance Units granted to each recipient are payable in shares of the Company’s common stock (the “Common Stock”) based upon the achievement by the Company over a performance period commencing on January 1, 2019 and ending on December 31, 2021 of performance goals established by the Compensation Committee. The number of shares of Common Stock that may be issued pursuant to an award will be determined by multiplying the number of Performance Units granted under the award by the result of multiplying the “Relative TSR Percentage” by the “Absolute TSR Percentage.” The “Relative TSR Percentage” is the percentage, if any, achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (i) if the Company’s total shareholder return (“TSR”) measured against the Company’s peer group is at or below the 20th percentile, the Relative TSR Percentage is 0%; (ii) if the TSR measured against the Company’s peer group is at the 27th percentile, the Relative TSR Percentage is 54%; (iii) if the TSR measured against the Company’s peer group is at the 40th percentile, the Relative TSR Percentage is 80%; (iv) if the TSR measured against the Company’s peer group is at the 60th percentile, the Relative TSR Percentage is 125%; (v) if the TSR measured against the Company’s peer group is in the 80th percentile, the Relative TSR Percentage is 175%; and (vi) if the TSR measured against the Company’s peer group is in the 93rd percentile or above, the Relative TSR Percentage is 200%, with 200% being the maximum and the Compensation Committee applying straight line interpolation for all points between such performance levels. The “Absolute TSR Percentage” is the percentage achieved by attainment of the following performance goals for the performance period, as certified by the Compensation Committee: (a) if the Company’s absolute annualized TSR is less than 0%, the Absolute TSR Percentage is 50%; (b) if the Company’s absolute annualized TSR is at least 0% and not greater than 5%, the Absolute TSR Percentage is 75%; (c) if the Company’s absolute annualized TSR is at least 5% and not greater than 10%, the Absolute TSR Percentage is 100%; (d) if the Company’s absolute annualized TSR is at least 10% and not greater than 15%, the Absolute TSR Percentage is 125%; and (e) if the Company’s absolute annualized TSR is greater than 15%, the Absolute TSR Percentage is 150%. TSR for the Company and each of the peer companies is generally determined by dividing (A) the average closing stock prices on each trading day during the period beginning on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period plus cash dividends paid over the performance period minus the starting average stock price by (B) the starting average stock price, with the starting average stock price being the average of the closing stock prices on each trading day in the calendar month immediately preceding the first day of the performance period.

Dividend equivalents with respect to any cash dividends paid during the performance period are paid at the same time, and subject to the same terms and conditions, as are applicable to Performance Units, except that if more than one share of Common Stock becomes payable in respect of a Performance Unit, then the maximum amount of dividend equivalents payable with respect to such unit equals the aggregate amount of cash dividends paid during the performance period on one share of Common Stock.

Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her Performance Units if the recipient’s employment with the Company terminates during the performance period for any reason other than a termination of employment by the Company without cause, or the recipient’s death, disability or retirement on or after attainment of age 65. If the recipient’s employment is terminated by the Company without cause (and not by reason of death or disability) during the performance period, the recipient is entitled to pro-rated vesting of his or her Performance Units based on the number of days employed during the performance period and based upon the lower of the target level of performance or the actual level of performance through the date of termination. If the recipient’s employment is terminated during the performance period due to his or her death or disability, the recipient is entitled to receive payment with respect to all of his or her Performance Units based on the higher of the target level or actual level of performance through the date of termination. If the recipient’s employment is terminated during the performance period due to his or her retirement, the recipient is entitled to pro-rated vesting of his or her Performance Units based on the number of days employed during the performance period and based upon the actual level of performance through the end of the performance period. In the event of a change of control of the Company during the performance period, the Relative TSR Percentage and the Absolute TSR Percentage will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding Performance Units will be paid in the form of restricted stock on the date of the change in control, which restricted stock will continue to vest based on continued employment through the end of the original performance period. Upon a termination without cause or resignation for good reason upon or following a change in control, such restricted stock shall immediately vest in full.

The number of Performance Units granted on January 2, 2019 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 53,879 Performance Units; Jack F. Harper, 23,954 Performance Units; and C. William Giraud, 18,014 Performance Units.

The foregoing description of the award of Performance Units on January 2, 2019, to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Performance Unit Award Agreement that contains the terms of the award. The Performance Units awarded to each of Messrs. Leach, Harper and Giraud are based on a form Performance Unit Award Agreement previously approved by the Compensation Committee, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Restricted Stock Awards

The restricted stock awards for each of Messrs. Leach, Harper and Giraud vest in four equal annual installments beginning on January 2, 2020. The number of shares subject to the restricted stock awards granted on January 2, 2019 by the Compensation Committee to the Company’s named executive officers is as follows: Timothy A. Leach, 26,940 shares of restricted stock; Jack F. Harper, 15,969 shares of restricted stock; and C. William Giraud, 18,014 shares of restricted stock.

Unless otherwise determined by the Compensation Committee, each recipient will forfeit his or her restricted stock if the recipient’s employment with the Company terminates during the vesting period applicable to the award for any reason other than a termination of employment by the Company without cause, or the recipient’s death or disability. If the recipient’s employment is terminated by the Company without cause (and not by reason of death or disability) during the vesting period, the recipient is entitled to pro-rated vesting of his or her restricted stock based on the number of days employed during the vesting period. If the recipient’s employment is terminated during the vesting period due to his or her death or disability, the recipient is entitled to vest with respect to all of his or her restricted stock as of the date of termination. In the event a change of control of the Company occurs and within two years thereafter the recipient is terminated by the Company without cause or by the recipient for good reason, the recipient is entitled to vest with respect to all of his or her restricted stock as of the date of termination.

The foregoing description of the restricted stock awards granted on January 2, 2019 to the Company’s named executive officers is qualified in its entirety by reference to the complete text of a Restricted Stock Agreement which contains the terms of the award. The restricted stock awards to each of Messrs. Leach, Harper and Giraud are based on a form Restricted Stock Agreement previously approved by the Compensation Committee, a copy of which is attached hereto as Exhibit 10.3, and incorporated herein by reference.

Succession Equity Awards

The succession equity awards to Messrs. Harper and Giraud are comprised of an award of restricted stock and two separate awards of Performance Units. The number of shares subject to the restricted stock portion of the succession equity awards granted on January 2, 2019 by the Compensation Committee were as follows: Jack F. Harper, 19,475 shares of restricted stock; and C. William Giraud, 19,475 shares of restricted stock. These restricted stock awards have terms and conditions substantially similar to the restricted stock awards described above, except that these restricted stock awards will vest over a period of ten years at a rate of 20% per year commencing on the sixth anniversary of the grant date and continuing each year until the tenth anniversary of the grant date.

The portion of the succession equity awards granted in the form of Performance Units will have terms and conditions substantially similar to the Performance Units described above, except that one grant of Performance Units to each executive will have a 3-year performance period beginning on January 1, 2019 and ending on December 31, 2021, and the other grant will have a 5-year performance period beginning on January 1, 2019 and ending on December 31, 2023. In addition, each award will provide that following the completion of the applicable performance period, the award will be converted into an award of restricted stock (with the number of shares determined based upon performance with respect to the performance criteria established by the Compensation Committee and described above). These restricted stock awards will then be subject to vesting based on continued employment with the Company, with the awards vesting at a rate of 20% per year commencing on the sixth anniversary of the date of grant of the Performance Units and continuing each year until the tenth anniversary of the grant date of the Performance Units. Once converted into restricted stock, the awards will have such other terms and conditions substantially similar to the restricted stock awards described above.

The number of Performance Units subject to the succession equity awards granted on January 2, 2019 by the Compensation Committee were as follows: 9,738 3-Year Performance Units, Jack F. Harper; 9,738 3-Year Performance Units, C. William Giraud; 9,738 5-Year Performance Units, Jack F. Harper; and 9,738 5-Year Performance Units, C. William Giraud.

The foregoing description of the succession equity awards granted on January 2, 2019 to Messrs. Harper and Giraud is qualified in its entirety by reference to the complete text of the forms of Succession Restricted Stock Agreement, Succession 3-Year Performance Unit Award Agreement and Succession 5-Year Performance Unit Award Agreement, which contains the terms of the awards, copies of which are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Executive Severance Plan

Effective January 1, 2019, the Company adopted an Executive Severance Plan and entered into a participation agreement thereunder with each of the Company’s officers (other than Mr. Wright and Mr. Guthrie). Pursuant to the participation agreements, effective January 1, 2019, the benefits under the Executive Severance Plan will replace the existing employment agreements between the Company and each of the executives. The Executive Severance Plan provides that in the event that employment of a participating executive is terminated by the Company other than for cause (and not by reason of death or disability) or if the executive terminates his or her employment for good reason, the executive is entitled to receive severance benefits consisting of: (i) base salary continuation for a specified number of months (24 for the Chief Executive Officer, 21 for the President, 18 for Executive Vice Presidents and 15 for Senior Vice Presidents); (ii) a pro-rated target annual cash bonus for the year of termination (based on the number of days employed during the year of termination); (iii) up to 18 months of Company-paid COBRA coverage, (iv) up to $15,000 of outplacement services; (v) pro-rated vesting of all outstanding and unvested time-based equity awards (based on the number of days employed during the applicable vesting period); and (vi) pro-rated vesting of outstanding and unvested performance-based equity awards (based on the number of days employed during the applicable performance period and assuming performance over the performance period at a rate equal to the lower of target or the actual level of performance through the date of termination). Under the Executive Severance Plan, if such a termination of employment occurs within the two-year period immediately following a change of control, the executive would be entitled to the benefits described in the preceding sentence, except that the salary continuation described in clause (i) would be replaced by a lump sum cash payment equal to a multiple of the executive’s base salary plus their average three year bonus (3.0 for the Chief Executive Officer, 2.75 for the President, 2.5 for Executive Vice Presidents and 2.25 for Senior Vice Presidents), the vesting acceleration described in clause (v) would be 100% of the unvested time-based equity awards rather than a pro-rated portion and the vesting acceleration described in clause (vi) would be 100% of the unvested performance-based equity awards based on the actual level of performance through the date of the change in control rather than a pro-rated portion. The Executive Severance Plan also provides for a lump sum cash payment equal to the executive’s base salary and a pro-rated target annual bonus payment, along with full vesting acceleration of time-based and performance-based equity awards (based on the greater of target or actual performance) in the event that a participating executive officer dies or becomes disabled while employed by the Company.

The foregoing description of the Executive Severance Plan is qualified in its entirety by reference to the complete text of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.7, and incorporated herein by reference.

Guthrie Employment Agreement

In connection with Mr. Guthrie’s anticipated retirement as described in paragraph (b) above, the Company entered into a new Employment Agreement (the “Employment Agreement”) with Mr. Guthrie effective January 1, 2019, which agreement was approved by the Compensation Committee. The Employment Agreement supersedes Mr. Guthrie’s former employment agreement with the Company dated January 25, 2011.

Pursuant to the terms of the Employment Agreement, Mr. Guthrie shall serve the Company as a non-officer Special Advisor from January 1, 2019 through January 5, 2020. Mr. Guthrie will be entitled to receive an annual salary of $480,000 during the term of the agreement, which is the same as his current base salary. Mr. Guthrie is also entitled to participate in customary Company-sponsored employee benefit plans and receive financial planning benefits and wellness benefits consistent with his previous employment arrangement. The Employment Agreement provides that Mr. Guthrie will not be eligible to receive an annual bonus for 2019.

Upon the cessation of Mr. Guthrie’s employment with the Company, contingent upon his execution and non-revocation of a release agreement in connection with such termination, the Company shall pay Mr. Guthrie a lump sum severance payment of $384,000, plus 18 months of Company-paid COBRA coverage. In addition, the Company and Mr. Guthrie have agreed to a non-competition agreement that runs during the term of his employment and, at the Company’s sole option, for 12 months thereafter. In the event that the Company elects to enforce the non-competition agreement for the 12-month period following Mr. Guthrie’s termination of employment, the Company has agreed to pay Mr. Guthrie an aggregate amount equal to $480,000.

In connection with Mr. Guthrie’s service as a non-officer Special Advisor, under the Company’s 2015 Stock Incentive Plan on January 2, 2019, Mr. Guthrie received a restricted stock award with a value on the date of the grant equal to approximately $1,000,000, a one-year of service vesting requirement and otherwise the same terms and conditions as the restricted stock awards made to similarly situated executives on or about the date of the grant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.8, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

10.2	Form of Performance Unit Award Agreement.

10.3	Form of Restricted Stock Agreement.

10.4	Form of Succession Restricted Stock Agreement.

10.5	Form of Succession 3-Year Performance Unit Award Agreement.

10.6	Form of Succession 5-Year Performance Unit Award Agreement.

10.7	Executive Severance Plan, dated January 1, 2019, by and between Concho Resources Inc. and its officers.

10.8	Employment Agreement, dated January 1, 2019, by and between Concho Resources Inc. and J. Steve Guthrie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 4, 2019	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Senior Vice President, General Counsel and Corporate Secretary